CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Black Pearl Funds and to the use of our report dated September 16, 2005 on the statements of assets and liabilities of the Black Pearl Focus Fund, and the Black Pearl Long Short Fund. Such statements of assets and liabilities appear in the Funds' Statement of Additional Information.




                                                       TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 28, 2005